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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Corixa Corporation for the registration of 170,224 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 1998 except for Note 9, as to which the date is February 28, 1998 with respect to the financial statements of GenQuest Inc. included in Corixa Corporation's dated August 9, 1999 Current Report on Form 8-K of filed with the Securities and Exchange Commission.

                                                   Ernst & Young, LLP

Seattle, Washington
August 9, 1999


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